UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2025

Biomea Fusion, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40335	82-2520134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1599 Industrial Road, San Carlos, CA	94070
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 980-9099

900 Middlefield Road, 4th Floor Redwood City, CA 94063

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	BMEA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Bihua Chen, as a Class I Director

On July 22, 2025, Bihua Chen informed the Board of Directors (the “Board”) of Biomea Fusion, Inc. (the “Company”) that she is resigning as a member of the Board and as chairperson of the Compensation Committee of the Board and member of the Nominating and Corporate Governance Committee of the Board, effective immediately. Ms. Chen’s resignation is not the result of any dispute or disagreement with the Company.

Appointment of Julianne Averill as a Class III Director

On July 22, 2025, the Board, upon the recommendation of its Nominating and Corporate Governance Committee, appointed Julianne Averill as a member of the Board, effective as of July 22, 2025. The Board determined that Ms. Averill is independent under Nasdaq Listing Rule 5605(a)(2) and the Company’s corporate governance guidelines. Ms. Averill will serve as a Class III director with an initial term expiring at the Company’s 2027 annual meeting of stockholders. In connection with Ms. Averill’s appointment as a member of the Board, the Board also appointed her as a member of the Audit Committee of the Board.

As a non-employee director, Ms. Averill will receive cash compensation and equity awards for her Board service in accordance with the Company’s non-employee director compensation policy. In connection with her appointment, Ms. Averill received an option under the Company’s 2021 Equity Incentive Plan to purchase that number of shares of the Company’s common stock on July 22, 2025, the effective date of Ms. Averill’s appointment, with a Black-Scholes grant value of $360,000 (the “Initial Grant”). The Initial Grant will vest as to 1/36th of the underlying shares on a monthly basis over three years, subject to Ms. Averill’s continued service through each applicable vesting date.

There have not been any transactions since the beginning of the Company’s last fiscal year, nor are there any proposed transactions, in which the Company was or is to be a participant involving amounts exceeding $120,000 and in which Ms. Averill had or will have a direct or indirect material interest. There are no arrangements or understandings between Ms. Averill and the Company or any other persons pursuant to which Ms. Averill was appointed as a director of the Company. In addition, Ms. Averill will enter into an indemnification agreement with the Company consistent with the form of indemnification agreement entered into between the Company and its existing non-employee directors.

The Company issued a press release on July 24, 2025 announcing the appointment of Ms. Averill to the Board. A copy of this press release is furnished as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Biomea Fusion, Inc. on July 24, 2025.

104	Cover page interactive data file (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BIOMEA FUSION, INC.

Date: July 24, 2025	By:	/s/ Michael J.M. Hitchcock, Ph.D.
Michael J.M. Hitchcock, Ph.D.
Interim Chief Executive Officer